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                                                                  EXHIBIT (5)(b)


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                                   ONEOK, INC.

                                 ___% DEBENTURES

                             Due September 30, 2028

                                 --------------

                          SECOND SUPPLEMENTAL INDENTURE

                             Dated as of _____, 1998

                                  -------------

                    Chase Bank of Texas, National Association

                                     TRUSTEE


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                  THIS SECOND SUPPLEMENTAL INDENTURE is made as of the ___ day of ___, 1998, by and between ONEOK, Inc., an Oklahoma corporation (the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into an Indenture, dated as of ___ (the "Original Indenture"), with the Trustee;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this second Supplemental Indenture, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

                  WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                 ___% DEBENTURES

                  SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company's ___% Debentures due September 30, 2028 (the "Debentures").

                  There are to be authenticated and delivered $150,000,000 principal amount of Debentures to be issued at 100% of principal amount. The Company shall have the right to issue additional Debentures at any time. The Debentures shall be issued in definitive fully registered form.

                  The Debentures shall be issued in the form of one Global Security in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Debentures shall be The Depository Trust Company.




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                  The Company will not pay Additional Amounts, as defined in
Section 1008 of the Original Indenture.

                  The form of the Trustee's Certificate of Authentication for the Debentures shall be in substantially the form set forth in Exhibit B hereto.

                  Each Debenture shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date.

                  SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus ___%.

                  "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

                  "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date or (b) if the Company obtains fewer than two such Reference Treasury Dealer Quotations, such Reference Treasury Dealer Quotations.

                  "Interest Payment Dates" means ____ and ____ of each year.

                  "Original Issue Date" means ___, 1998.

                  "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company and certified to the Trustee by the Company.

                  "Reference Treasury Dealer" means each of BancAmerica Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.


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                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

                  "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

                  "Stated Maturity" means September 30, 2028.

                  SECTION 103. Payment of Principal and Interest. The principal of the Debentures shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Debentures shall bear interest at the rate of __% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Debentures are registered on the Regular Record Date for such Interest Payment Date. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Debentures are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Debentures not less than ten days prior to such Special Record Date.

                  Payments of interest on the Debentures will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Debentures shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

                  Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Debentures shall be made upon surrender of the Debentures at the Corporate Trust Office of the Trustee. The principal of and interest on the Debentures shall be paid in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the payee.

                  SECTION 104. Denominations. The Debentures may be issued in denominations of $1,000, or any integral multiple thereof.

                  SECTION 105. Global Securities. The Debentures will be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a


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nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Debenture shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or
(iii) there shall have occurred an Event of Default with respect to the Debentures.

                  SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  SECTION 107. Redemption at the Company's Option. The Debentures will be redeemable, in whole or in part, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption (the "Redemption Date") on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest to the Redemption Date.

                  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Debentures to be redeemed. Unless the Company defaults in payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on and after the Redemption Date.

                  SECTION 108.  Other Terms.

                  The Debentures will not have a sinking fund.

                  Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.



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                  Any redemption of less than all of the Debentures shall, with respect to the principal thereof, be divisible by $1,000.

                                    ARTICLE 2

                            MISCELLANEOUS PROVISIONS

                  SECTION 201. Recitals by Company. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Debentures and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

                  SECTION 202. Ratification and Incorporation of Original Indenture. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

                  SECTION 203. Executed in Counterparts. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

                  SECTION 204. Parties Interested Herein. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Debentures, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Insurer, the Paying Agent and the registered owners of the Debentures.

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                  IN WITNESS WHEREOF, each party hereto has caused this Second
Supplemental Indenture to be signed in its name and behalf by its duly authorized officers or signatories, all as of the day and year first above written.

ATTEST:                                  ONEOK, Inc.



By:                                      By:
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ATTEST:                                  CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee



By:                                      By:
   -------------------------------          -----------------------------------
         Authorized Signatory                     Authorized Signatory



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                                                                       EXHIBIT A

                                FORM OF DEBENTURE





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                                                                       EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Debentures referred to in the within-mentioned Indenture.

                                         CHASE BANK OF TEXAS, NATIONAL
                                         ASSOCIATION, as Trustee


                                         By:
                                            -----------------------------------
                                             Authorized Officer